UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2009

Commercial Vehicle Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50890	41-1990662
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (614) 289-5360
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 21, 2009, the Board of Directors (the “Board of Directors”) of Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), adopted a Stockholder Rights Plan set forth in a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A. and, in connection therewith, declared a dividend of one preferred share purchase right (a “Right”) for each share common stock, par value $0.01 per share (“Common Stock”), of the Company outstanding on June 1, 2009 (the “Record Date”), and further authorized the issuance of one Right for each share of Common Stock issued after the Record Date and prior to the earlier of the Distribution Date and the Expiration Date (each as defined below). Once exercisable, each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share (“Preferred Shares”), of the Company at a purchase price of $10.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.
     The Board of Directors adopted the Rights Agreement in order to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement works by imposing a significant economic penalty upon any person or group that acquires 20% or more of the outstanding shares of Common Stock of the Company without the approval of the Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors prior to the time at which a person or group first becomes an “Acquiring Person” (as defined below).
     The description and the terms and conditions of the Rights are set forth in the Rights Agreement, including the exhibits thereto.
The Rights
     The Board of Directors declared a dividend of one Right with respect to each share of Common Stock outstanding on or issued after June 1, 2009, and further authorized the issuance of one Right for each share of Common Stock newly issued or disposed from such date until the earlier of the Distribution Date and the Expiration Date. The Rights currently trade with, and are inseparable from, the Common Stock. Initially, the Rights will be attached to and evidenced only by all certificates or book-entry credits representing outstanding shares of Common Stock (and no separate Rights certificates will be issued), and the Rights will be attached to any shares of Common Stock issued until the Distribution Date or the Expiration Date. The Rights will separate from the Common Stock on the Distribution Date.
Purchase Price
     Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a Preferred Share of the Company at a Purchase Price of $10.00 per one one-hundredth of a Preferred Share, subject to adjustment, once the Rights become exercisable. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one-one hundredth of a Preferred Share purchasable upon the exercise of a Right should approximate the value of one share of Common Stock. Prior to exercise, a Right does not provide its holder any dividend, voting or liquidation rights.

Exercisability on Distribution Date; Triggering Events
     The Rights are not exercisable until the Distribution Date. The “Distribution Date” will occur upon the earlier of: (i) ten business days following the public announcement (the date of such announcement being the “Shares Acquisition Date”) that a person or group of affiliated or associated persons (other than the Company, any such subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries and any “grandfathered stockholder”) (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the then outstanding shares of Common Stock (or 20% or more of the voting power of the Company’s voting securities (“Voting Stock”) then outstanding, if shares of voting preferred stock of the Company are from time to time outstanding), and (ii) ten business days (or such later date which may be determined by action of the Board of Directors prior to such time as any person or group would become an Acquiring Person) following the commencement of (or first public announcement of an intention to commence) a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Any person that would otherwise be deemed an “Acquiring Person” upon the first public announcement of the adoption of the Rights Agreement shall be an exempt “grandfathered stockholder,” but only for so long as neither such person nor any of its affiliates or associates acquire beneficial ownership of any additional Common Shares after the adoption of the Rights Agreement, subject to certain exceptions.
     Until the Distribution Date or the Expiration Date, (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference (and a notice of such legend will be distributed to holders of shares of Common Stock registered in book entry form) and (iii) the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date (or any shares registered in book entry form) will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate (or registered in book entry form).
     After the Distribution Date, the Rights will separate from the Common Stock, and as soon thereafter as practicable separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights. Any Rights held by an Acquiring Person, or its associates or affiliates, will be null and void and will not be exercisable.
Triggering Events
     Flip-In Event. In the event any person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, Preferred Stock or other similar securities of the Company) having a market value equal to two times the Purchase Price of the Right then in effect. For example, so long as the Purchase Price of a Right is $10.00, if a person or group becomes an Acquiring Person, then each holder of a Right will have the right to purchase shares of Common Stock with a market value of $20.00, based on the market price of the Common Stock immediately prior to the date the person or group became an Acquiring Person. Assuming a value of $5.00 per Common Share at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $20.00.
     Flip-Over Event. In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) any entity consolidates or merges with or into the Company and the Company is the surviving corporation, but the Common Stock is converted into or exchanged for securities, cash or property of any other entity, or (iii) 50% or more of the consolidated assets or earning power of the Company are sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the Purchase Price of the Rights then in effect.
     These events are called “Triggering Events.”
     Following the occurrence of any Triggering Event, any Rights that are or were beneficially owned by an Acquiring Person will be null and void.
Exchange of Rights
     At any time after a person or group becomes an Acquiring Person, but before an Acquiring Person becomes the beneficial owner of 50% or more of the voting power of the Voting Stock outstanding, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, which shall have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right, subject to adjustment (or, if insufficient shares are available, the Company may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).
Redemption of Rights
     At any time prior to the earlier of the close of business on the tenth business day following the Shares Acquisition Date (which period may be extended by the Board for up to an additional ten days) or (ii) the Final Expiration Date, the Company, by action of the Board of Directors, may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment in certain events (the “Redemption Price”) payable in cash, Common Stock or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendments
     Prior to the Distribution Date, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interest of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.
Expiration
     The Rights will expire at the close of business on May 20, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended prior thereto by action of the Board of Directors or unless the Rights are earlier redeemed or exchanged by the Company, as described below.

Terms of Preferred Shares
     Preferred Shares purchasable upon exercise of the Rights will not be redeemable and will be junior to any other series of preferred stock that the Company may issue. Each Preferred Share will entitle the holder thereof to a minimum preferential quarterly dividend payment equal to the greater of $100.00 per share or 100 times the dividend payable on each share of Common Stock. In the event of liquidation, the holders of Preferred Shares will be entitled, with respect each Preferred Share held, to a minimum preferential liquidation payment of the greater of $100.00 or 100 times the amount payable per each share of Common Stock. Each Preferred Share will have 100 votes, and will vote together with the Common Stock. Finally, in the event of a merger, consolidation or other transaction in which the Common Stock is exchanged, each Preferred Share will entitle the holder thereof to receive 100 times the aggregate payment or amount of stock, securities or other property to be received by a holder of one share of Common Stock.
     Due to the nature of the Preferred Shares’ dividend, liquidation and voting rights, as described above, the value of the one one-hundredth of a Preferred Share purchasable upon exercise of each Right initially should approximate the value of one share of Common Stock. The rights of holders of Preferred Shares are protected by customary anti-dilution protections.
Anti-Dilution Provisions and Adjustments
     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of Preferred Shares of certain rights or warrants that subscribes for or purchases Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of Preferred Shares of evidences of indebtedness of assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustments of the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
     No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts). In lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares of the last trading day prior to the date of exercise.
     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
Rights of Rights Holders
     Until a Right is exercised for Preferred Shares or exchanged for Common Stock, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Taxation
     While the distribution of the Rights is not taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable or are redeemed or exchanged as provided above.
Certain Anti-Takeover Effects
     The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding shares of Common Stock of the Company. The Rights, however, should not interfere with any merger or other business combination approved by the Board.
Further Information
     The Rights Agreement, including the terms of the Preferred Shares, is attached as an exhibit hereto and incorporated herein by reference. A copy of the Rights Agreement is also available upon request free of charge from the Company. The summary description in this report of the Rights Agreement, including the terms of the Rights and the Preferred Shares, does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement, including the exhibits thereto (which exhibits include the rights, privileges and preferences of the Preferred Shares) and the definitions contained therein, which are incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Items 1.01 and 5.03 is incorporated in this Item 3.03 by reference.
Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the adoption of the Rights Agreement, on May 21, 2009, the Company filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Certificate of Designation of Series A Preferred Stock is Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On May 21, 2009, the Company issued a press release announcing the adoption of its Stockholder Rights Plan. A copy of the press release is Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.1	Form of Certificate of Designations of Series A Preferred Stock (Included as Exhibit A to the Rights Agreement filed herewith).

4.1	Rights Agreement, dated as of May 21, 2009, by and between Commercial Vehicle Group, Inc. and Computershare Trust Company, N.A. (Filed herewith).

4.2	Form of Rights Certificate (Included as Exhibit B to the Rights Agreement filed herewith).

4.3	Form of Summary of Rights to Purchase (Included as Exhibit C to the Rights Agreement filed herewith).

99.1	Press release issued on May 21, 2009 by Commercial Vehicle Group, Inc. announcing adoption of Stockholder Rights Plan (Filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
Date: May 21, 2009	By	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designations of Series A Preferred Stock (Included as Exhibit A to the Rights Agreement filed herewith).

4.1	Rights Agreement, dated as of May 21, 2009, by and between Commercial Vehicle Group, Inc. and Computershare Trust Company, N.A. (Filed herewith).

4.2	Form of Rights Certificate (Included as Exhibit B to the Rights Agreement filed herewith).

4.3	Form of Summary of Rights to Purchase (Included as Exhibit C to the Rights Agreement filed herewith).

99.1	Press release issued on May 21, 2009 by Commercial Vehicle Group, Inc. announcing adoption of Stockholder Rights Plan (Filed herewith).